UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2025

AMERIGUARD SECURITY SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-173039	99-0363866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5470 W. Spruce Avenue, Suite 102

Fresno, CA

(Address of principal executive offices)

(559) 271-5984

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Securities registered pursuant to Section 12(g) of the Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers

On June 12, 2025, Douglas Anderson filed a Current Report on Form 8-K stating that the Board of Directors (the “Board”) of AmeriGuard Security Services, Inc. (the “Company”) removed Lawrence Garcia from the position of Chief Executive Officer of the Company, effective immediately, and that the Board appointed as interim Chief Executive Officer Mr. Anderson, an independent director of the Board and member of the Audit Committee and Compensation Committee.

On June 16, 2025, as previously reported on the Company’s Current Report on Form 8-K filed on June 20, 2025, Mr. Garcia, pursuant to the Company’s bylaws, removed Mr. Anderson and Russell Honore, an independent director of the Board and member of the Audit Committee and Compensation Committee, as board members and appointed Wilhelm Cashen and Terry Slatic as board members to replace Messrs Anderson and Honore. On June 16, 2025, the Board also removed Mr. Anderson from the position of Interim Chief Executive Officer, effective immediately, and appointed Mr. Garcia as Chairman of the Board and Chief Executive Officer of the Company to assume such executive responsibilities effective immediately. The Board also appointed Mr. Slatic and Mr. Cashen to be the members of the Audit Committee.

There is no arrangement or understanding between Mr. Slatic and Mr. Cashen, on the one hand, and any other persons, on the other hand, pursuant to which such director was selected as a director. There are no arrangements or understandings between Mr. Garcia and any other person related to his appointment as Chief Executive Officer. There is no family relationship between Mr. Garcia and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Garcia that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Mr. Garcia will continue to be compensated as a director of the Company.

A description of Mr. Garcia’s business experience can be found in the Company’s Annual Report for the fiscal year ended December 31, 2024, filed on Form 10-K with the Securities and Exchange Commission on May 12, 2025, and is incorporated by reference herein.

Mr. Cashen is the founder of the Tesla Foundation, Inc. and has served as its President since January 2020. The Tesla Foundation, a for-profit company, fosters innovation and supports startups, small business and mid cap companies by providing business development guidance and mentorship to optimize business models.

Mr. Slatic hosted a radio talk show from 2022 to 2025. He served as an Elected School Board Member in the Fresno Unified School District, Education from 2018 until 2022. Mr. Slatic is a retired United States Marine Corps Infantry Officer who completed four frontline deployments to Iraq and Afghanistan.

On June 17, 2025, the Company and Mr. Garcia filed a Complaint in the District Court, Clark County, Case No. A-25-921392-B (Dept. 31) (the “Complaint”), against Mr. Anderson and Mr. Honore. The Complaint seeks declaratory relief to declare that Mr. Garcia’s purported removal from the Company’s Board of Directors on June 12, 2025, was in violation of the Company’s Bylaws and invalid; that Mr. Anderson and Mr. Honore are no longer members of the Board, nor of any board committees; that the Board of Directors is comprised of three directors – Mr. Garcia, Mr. Slatic, and Mr. Cashen; that Mr. Garcia is the Company’s Chief Executive Officer; and other relief. The Complaint also seeks damages and injunctive relief against Mr. Anderson and Mr. Honore for conduct alleged to have been in violation of the Company’s Bylaws. A copy of the Complaint is attached hereto as Exhibit 10.1.

On June 18, 2025, lawyers purporting to represent the Company, sent to Mr. Garcia, purportedly at the request of its Audit Committee, a cease and desist demand letter demanding that Mr. Garcia cease and desist allegedly unauthorized activities taken in the name of the Company. A copy of the June 18, 2025 letter is attached hereto as Exhibit 10.2.

On June 23, 2025, Mr. Anderson and Mr. Honore, on their own behalf and purportedly on behalf of the Company, filed an Answer and Counterclaim against Mr. Garcia, Mr. Cashen, Mr. Slatic, and the Company’s Controller, Michael Goossen (“Mr. Goossen”). The Counterclaim alleges, among other things, that Mr. Garcia failed to disclose his arrest at an airport TSA checkpoint for carrying a firearm in his backpack; failed to disclose the suspension of a security guard and patrol business license in North Carolina, and that Mr. Garcia paid over $30,000 to a third-party without first obtaining the consent of Mr. Anderson and Mr. Honore as Compensation Committee members. The Counterclaim seeks damages against Mr. Garcia for breaches of fiduciary duty, and against Mr. Garcia, Mr. Cashen, Mr. Slatic, and Mr. Goossen for conversion, and against Mr. Garcia, Mr. Cashen, and Mr. Slatic for fraud. The Counterclaim also seeks declaratory and injunctive relief to declare that Mr. Garcia’s actions following his termination as Chief Executive Office were unlawful, that transfers of funds to the third-party were improper, that Mr. Cashen’s and Mr. Slatic’s appointment to the Board was unlawful, that the purported removal of Mr. Anderson and Mr. Honore from the Board was unlawful, and the removal of Mr. Anderson as President and Chief Executive Officer and restoration of Mr. Garcia as President and Chief Executive Officer was unlawful. A copy of the Answer and Counterclaim is attached hereto as Exhibit 10.3.

On June 26, 2025, the Company terminated Mr. Jason Bovell from the position of Chief Financial Officer for, among other reasons, failure to respond to communications by the Company since June 18, 2025.

On June 26, 2025, Mr. Anderson and Mr. Honore, on their own behalf and purportedly on behalf of the Company, filed an Application for Temporary Restraining Order and Motion for Preliminary Injunction against Mr. Garcia, Mr. Cashen, Mr. Slatic, and Mr. Goossen prohibiting the appointment of Mr. Cashen and Mr. Slatic to the Board of Directors, prohibiting the removal of Mr. Anderson and Mr. Honore from the Board, prohibiting the reinstitution of Mr. Garcia as Chief Executive Officer, prohibiting Mr. Garcia, Mr. Cashen, and Mr. Slatic from making or publishing any further false statements regarding their purported positions at and on the Board; prohibiting Mr. Garcia, Mr. Cashen, and Mr. Slatic from taking any further action on behalf of the Company. The Application for Temporary Restraining Order and Motion for Preliminary Injunction is attached hereto as Exhibit 10.4.

On July 1, 2025, Garcia filed an Opposition to Counterclaimants’ Application for Temporary Restraining Order and Motion for Preliminary Injunction.

On July 2, 2025, the Court denied Mr Anderson’s and Mr. Honore’s Application for Temporary Restraining Order and Motion for Preliminary Injunction against Mr. Garcia, Mr. Cashen, Mr. Slatic, and Mr. Goossen. The Findings of Fact, Conclusions of Law, and Order Denying Counterclaimants’ Application for Temporary Restraining Order, Scheduling Supplemental Briefing and Setting Evidentiary Hearing on Counterclaimants’ Motion for Preliminary Injunction is attached hereto as Exhibit 10.5.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Complaint

10.2	Cease and Desist Notice

10.3	AGSS Answer and Counterclaims

10.4	Counterclaimants' Application for Temporary Restraining Order on OST & MPI

10.5	Findings of Fact, Conclusions of Law, and Order Denying Counterclaimants’ Application for Temporary Restraining Order, Scheduling Supplemental Briefing and Setting Evidentiary Hearing on Counterclaimants’ Motion for Preliminary Injunction

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 10, 2025

Ameriguard Security Services Inc.

/s/ Lawrence Garcia
By:	Lawrence Garcia
Title:	Chief Executive Officer

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